LOAN  AGREEMENT

This LOAN AGREEMENT ("Agreement") is made as of August 1, 1996 ("Effective
Date"):

BETWEEN:

(1) PhDr. Vladimir Zelezny, an individual residing at Sibeliova 45, Praha 6, Czech Republic, with birth number 450303/951 ("Borrower");

                                      and

(2) CME Media Enterprises B.V., a limited liability company organized and existing under the laws of the Netherlands, with its registered address at Leidseplein 29, Amsterdam, the Netherlands ("Lender").

The Borrower and the Lender are hereinafter individually referred to as a "Party" and collectively referred to as the "Parties".

WHEREAS:

A. Ceska Nezavisla Televizna Spolecnost, s.r.o. ("CNTS") is a limited liability company organized and existing under the laws of the Czech Republic.

B. CET 21 s.r.o. is a limited liability company organized and existing under the laws of the Czech Republic, with its registered office at V Jame 12, Prague 1 ("CET 21 s.r.o.").

C. CET 21 a.s. is a joint stock company organized and existing under the laws of the Czech Republic, with its registered office at V Jame 12, Prague 1 ("CET 21 a.s.").

D.   For purposes of this Agreement, the terms:

     "CET 21 Participation Interest" shall mean an interest in CET 21 s.r.o. (in Czech "obchodni podil") measured as a percentage of the registered capital of CET 21 s.r.o.;

     "CNTS Participation Interest" shall mean an interest in CNTS (in Czech "obchodni podil") measured as a percentage of the registered capital of CNTS;

     "CET 21 Shares" shall mean the issued bearer shares of CET 21 a.s., each having a nominal value of 1,000 Czech Crowns.

E. The following persons (collectively, and also in their capacity referred to in Recital G, the "Sellers") have the following stated CET 21 Participation Interests and wish to sell a specified portion of their respective CET 21 Participation Interests to the Borrower pursuant to those certain Agreements of the Transfer of the Part of the Business Share entered into between the Borrower and each of the Sellers on July 1, 1996 (together, the "CET 21 Participation Interest Agreements"):

     (a) Prof. Josef Alan has a 16.67% CET 21 Participation Interest and wishes to sell a 8.33% CET 21 Participation Interest;

     (b) Dr. Peter Huncik has a 16.67% CET 21 Participation Interest and wishes to sell a 12.5% CET 21 Participation Interest;

     (c) Mgr. Vlastimil Venclik has a 16.67% CET 21 Participation Interest and wishes to sell a 8.33% CET 21 Participation Interest; and

     (d) Prof. Fedor Gal has a 14.15% CET 21 Participation Interest and wishes to sell a 14.15% CET 21 Participation Interest.

F. CET 21 s.r.o. holds a license granted by the Council of the Czech Republic for Radio and Television Broadcasting ("Council"), dated 9 February 1993, comprising the decision of the Council and general conditions of License No. 001/1993, as amended by a decision of the Council dated 11 May 1993 ("License") and the clarification of condition No. 24 of 4 February 1994. On January 2, 1996, CET 21 s.r.o. applied to Council, under an amendment to Act Number 468/1991 on the Operation of Radio and Television Broadcasting, effective from January 1, 1996, for the deletion of certain conditions from the License, including Condition No. 17. As of the Effective Date, CET 21 s.r.o. is awaiting a resolution of the Council deleting such conditions.

G. The Sellers have the following shareholdings in CET 21 a.s. and wish to sell a specified portion of their respective CET 21 Shares to the Borrower pursuant to those certain Agreements of the Purchase of Shares entered into between the Borrower and each of the Sellers on July 1, 1996 (together, the "CET 21 Share Agreements"):

     (a) Prof. Josef Alan has 206 CET 21 Shares and wishes to sell 103 CET 21 Shares;

     (b) Dr. Peter Huncik has 206 CET 21 Shares and wishes to sell 155 CET 21 Shares;

     (c) Mgr. Vlastimil Venclik has 206 CET 21 Shares and wishes to sell 103 CET 21 Shares; and

     (d) Prof. Fedor Gal has 176 CET 21 Shares and wishes to sell 176 CET 21 Shares.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.   LOAN AMOUNT

The Lender shall, subject to and in accordance with the provisions of this Agreement, provide a loan ("Loan") to the Borrower in the aggregate principal amount of $4,700,000 U.S. dollars (four million seven hundred thousand U.S. dollars) ("Loan Amount").


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

2.   CONDITIONS PRECEDENT

The Lender's obligation to disburse the Loan Amount to the Borrower is subject to the fulfilment (to the Lender's satisfaction) of the following:

     (a) the CET 21 Participation Interest Agreements and CET 21 Share Agreements remain in full force and effect and the CET 21 Participant Interest Agreements have been submitted to the executive (jednatel) of CET 21 s.r.o.;

     (b) CET 21 s.r.o. has received a valid and effective resolution of the Council deleting Condition 17 of the License;

     (c) the Borrower has executed the Security Documents (as defined in Article 8.1 below) and carried out all of his other obligations as provided in Article 8.1;

     (d) the Borrower has obtained all relevant Czech foreign exchange permits as may be required by Czech law in connection with the transactions contemplated herein or in the Security Documents;

     (e) as of the Effective Date, there have been no amendments or changes to any applicable laws or regulations or the occurrence of any facts, events or circumstances which would, in the Lender's sole opinion, affect the legality of the transactions contemplated hereunder or the ability of the Lender to obtain repayment of the Loan Amount or payment of any interest thereon.

The Lender may, in its sole and absolute discretion, exercise business judgement and waive in writing any of the above conditions precedent.

3.   USE OF PROCEEDS

3.1  The proceeds of the Loan shall be used by the Borrower as follows:

     (a) to acquire 43.31% of the CET 21 Participation Interests from the Sellers as contemplated in the CET 21 Participation Interest Agreements ("Additional CET 21 Participation Interests"); and

     (b) to acquire 537 CET 21 Shares from the Sellers as contemplated in the CET 21 Share Agreements ("Additional CET 21 Shares"); and

     (c) to facilitate the future acquisition of the Target CNTS Participation Interest (as defined in Article 3.2 (b)) as provided in this Agreement.

3.2  The Borrower acknowledges that:

     (a) he is able to acquire the Additional CET 21 Participation Interests from the Sellers purely by virtue of the Lender lending the Loan Amount to the Borrower;

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

     (b) he may be able in the future to acquire from CET 21 s.r.o. a 5.2% CNTS Participation Interest ("Target CNTS Participation Interest") as discussed by the Parties at the CNTS general meeting and meetings of the CNTS committee of representatives purely by virtue of (i) acquiring the Additional CET 21 Participation Interests from the Sellers and (ii) the Lender lending the Loan Amount to the Borrower; and

     (c) the Lender has previously advanced $520,000 U.S. dollars on behalf of the Borrower to the Sellers as a partial advance payment for the Additional CET 21 Participation Interests.

4.   DISBURSEMENT OF THE LOAN AMOUNT

4.1 The Lender shall disburse the Loan Amount after the date on which, in the Lender's sole discretion, the conditions specified in Article 2 above have been met ("Disbursement Date").

4.2 The Lender may, in its sole discretion (i) disburse the Loan Amount in whole or in part, (ii) disburse the Loan Amount directly to the Sellers on behalf of the Borrower, to the Borrower or as otherwise determined by the Lender and/or (iii) disburse the Loan Amount in U.S. dollars or in such other currency as determined by the Lender at the exchange rate prevailing on the day of such disbursement; provided, however, that notwithstanding any disbursements in a currency other than U.S. dollars, the Borrower shall be required to repay the Loan Amount and make any other payments as required hereunder to the Lender in U.S. dollars (or such other currency as designated by the Lender in its sole discretion); and further provided, that the Lender shall have no liability in respect of the application of the Loan proceeds by the Borrower.

5.   TERM OF THE LOAN

The term of the Loan shall commence on the Effective Date and shall terminate on the fifth anniversary of the Effective Date ("Loan Term"); provided, however, that the Loan Term shall also include any period during which all or a portion of the Loan Amount or Interest Payments (as defined in Article 6.1) remain outstanding or due and payable.

6.   INTEREST ON LOAN

6.1 The Borrower shall pay to the Lender, by way of interest on the Loan, an amount equal to all dividends, distributions or payments of whatever nature which are attributable, distributed or payable to the Borrower in connection with the Additional CET 21 Participation Interests, the Additional CET 21 Shares or the Target CNTS Participation Interest or any interest in successors thereof (less any Czech income taxes which may be levied against the Borrower with respect to such dividends, distributions or payments) ("Interest Payments") until such time as one of the following events has occurred: (i) the Loan Amount is repaid in full (or extinguished as provided hereunder) and all Interest Payments which are due and payable

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

     hereunder have been paid in full or (ii) the conditions specified in
     Article 10.4 have been met or (iii) the Release Events (as defined in Article 9.3 below) have occurred.

6.2 The Borrower shall procure that all Interest Payments are paid by CET 21 s.r.o., CET 21 a.s. and CNTS directly to the Lender to such account as may be designated from time to time by the Lender. All Interest Payments shall be payable to the Lender on the day which other participants or shareholders (as the case may be) in CET 21 s.r.o., CET 21 a.s. or CNTS are entitled to receive their respective dividends, distributions or payments.

7.   REPAYMENT

7.1 Except as provided in Articles 9.3, 10.3 or 10.4, the Borrower shall repay to the Lender the Loan Amount in full within 30 calendar days of the fifth anniversary of the Effective Date, together with all accrued and unpaid Interest Payments and any other sums owing to the Lender under this Agreement.

7.2 All principal repayments and Interest Payments shall be made without set off or counterclaim or any restriction or condition and free of any tax or other deductions or withholdings of any nature.

7.3 Any payments made by Borrower hereunder shall be applied first to any Interest Payments due and payable and then to repayment of any outstanding balance of the principal Loan Amount.

7.4 The payment of all amounts hereunder to the Lender shall be made to an account as designated from time to time by the Lender.

8.   SECURITY FOR THE LOAN

8.1 In order to secure the payment and repayment obligations of the Borrower hereunder, the Borrower hereby agrees on the Effective Date:

     (a) to execute (with his signature verified by notary) in valid form agreements upon future agreements in a form acceptable to the Lender in its sole discretion, such agreements to provide for the transfer to the Lender of (i) the Additional CET 21 Participation Interests, (ii) the Target CNTS Participation Interest and (iii) the Additional CET 21 Shares;

     (b) to execute (with his signature verified by notary) undated agreements in a form acceptable to the Lender in its sole discretion, such agreements to provide for the transfer to the Lender of (i) the Additional CET 21 Participation Interests in the event of an Event of Default (as defined in Article 10.1) or as otherwise provided herein,
          (ii) the Target CNTS Participation Interest and (iii) the Additional CET 21 Shares;

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

     (c) to grant powers of attorney to the Lender in a form acceptable to the Lender in its sole discretion, such powers of attorney to permit the Lender on behalf of the Borrower to execute, initial and enter into agreements to dispose of (i) the Additional CET 21 Participation Interests in the event of an Event of Default (as defined in Article 10.1) or as otherwise provided herein, (ii) the Target CNTS Participation Interest and (iii) the Additional CET 21 Shares, and to take all actions required to dispose of the same;

     (d) to deliver to the Lender the bearer share certificates corresponding to the Additional CET 21 Shares;

     (e) to execute a promissory note in favor of the Lender for the Loan Amount in a form acceptable to the Lender in its sole discretion ("Promissory Note"), which Promissory Note may only be utilized by the Lender upon the occurrence of an Event of Default;

     (f) to execute a trust agreement, governed by the laws of the State of New York, in a form acceptable to the Lender in its sole discretion ("Trust Agreement");

     (g) to grant powers of attorney to the Lender in a form acceptable to the Lender in its sole discretion to exercise the Borrower's rights in the general meetings of CET 21 s.r.o., CET 21 a.s. and CNTS and to receive Interest Payments from such entities.

     All documents specified in this Article 8.1 shall be referred to collectively as the "Security Documents".

8.2 Except as specifically permitted in writing by the Lender or as specifically provided for in this Agreement, the Borrower shall not (nor enter into agreements to) pledge, hypothecate, sell, transfer, bequeath, will or otherwise dispose of the Additional CET 21 Participation Interests, the Target CNTS Participation Interest and/or the Additional CET 21 Shares. In the event of any such transaction, the Lender, in addition to any other remedies or rights the Lender may have hereunder, shall be entitled to all proceeds arising out of such transaction.

8.3 Until such time as the Loan Amount and all outstanding Interest Payments are paid and repaid in full or extinguished as provided hereunder, the Borrower agrees to exercise all voting rights associated with the Target CNTS Participation Interest, the Additional CET 21 Participation Interests, the Additional CET 21 Shares or interests in any successor entity thereof only as directed by the Lender.

8.4  The Borrower agrees:

     (a) during the Loan Term to use his best efforts to obtain a waiver from the remaining participants in CET 21 s.r.o. with respect to any rights of first refusal they may have in the event that the Borrower were to be required to transfer the Additional CET 21 Participation Interests to the Lender by operation of this Agreement, any of the Security Documents or otherwise; and

     (b) that the Additional CET 21 Participation Interests, the Target CNTS Participation Interest and the Additional CET 21 Shares are not to be included in the Borrower's estate eligible for distribution to the Borrower's heirs and are subject to the provisions of this Agreement and the Security Documents and agrees to provide the Lender within two months of the Disbursement Date with a notarized copy of a statement from the Borrower which is acceptable to the Lender ("Statement") indicating the same. The Borrower agrees not to modify or rescind the Statement without the prior written consent of the Lender;

     (c) to cause an effective and valid amendment of the memorandum of association of CET 21 s.r.o. to be adopted and registered with the appropriate Czech Companies Register, such amendment to provide that
          (i) the Lender, as a participant in CET 21 s.r.o., shall have a veto right over any decision of whatever nature which is to be taken by the participants' meeting of CET 21 s.r.o. and (ii) the Borrower is able to sell, transfer or otherwise dispose of the Additional CET 21 Participation Interests only to the Lender (or to such other entity as designated by the Lender) ("Amendment").

8.5 The Lender may at any time during the Loan Term in its sole discretion provide to the Borrower a written notice of the Lender's intention to acquire all or a portion of the Additional CET 21 Participation Interests, the Target CNTS Participation Interest or the Additional CET 21 Shares ("Acquisition Notice"). Upon the receipt of an Acquisition Notice by the Borrower, the Lender may utilize (and date as required) the Security Documents in order to carry out such acquisition, and the Borrower shall execute any further documents and undertake any further actions requested by the Lender, in order to: (i) permit the Lender to exercise any corporate rights (including general meeting voting rights) in respect of such participation interests or shares and (ii) effect the transfer of such participation interests or shares to the Lender (or such other entity as designated by the Lender).

8.6 All costs associated with the transfer or transfers of the Additional CET 21 Participation Interests, the Borrower's CNTS Participation Interest or the Additional CET 21 Shares from the Borrower to the Lender shall be borne by the Lender.

8.7 The Borrower shall from time to time execute any further documents which the Lender deems necessary in order to achieve the objectives of this
     Article 8 and this Agreement.

8.8 The Parties agree that under the Trust Agreement the Lender shall be the beneficial owner of the Additional CET 21 Participation Interests during the Loan Term. In the event of any disputes, the Parties agree that the provisions of the Trust Agreement shall prevail over any provision which may relate to the inheritance laws of the Czech Republic.

9.   ACQUISITION OF CNTS PARTICIPATION INTERESTS

9.1 Upon the acquisition by the Borrower of the Additional CET 21 Participation Interests, the Borrower agrees to use his best efforts (i) to cause CET 21 s.r.o. to sell to, or otherwise transfer to, the Borrower the Target CNTS Participation Interest and (ii) to acquire the Target CNTS Participation Interest.

9.2 Immediately upon the acquisition by the Borrower of the Target CNTS Participation Interest, the Borrower agrees to transfer, and to take all actions required to transfer, to the Lender (or such entity as designated by the Lender) the Target CNTS Participation Interest and the Additional CET 21 Shares. The Lender may utilize (and date) the Security Documents in order to carry out such transfers.

9.3 The Lender agrees (i) to extinguish any repayment obligations of the Borrower with respect to the Loan Amount, (ii) except as provided in Articles 9.4 (f) and 9.5 below, to refrain from using its rights under this Agreement and the Security Documents to acquire the Additional CET 21 Participation Interests, (iii) to cancel the Promissory Note and (iv) to pay to the Borrower a fee equal to $100,000 U.S. dollars ("Fee") if each of the following events has occurred to the satisfaction of the Lender (together, the "Release Events"):

     (a) the transfer of the Target CNTS Participation Interest from the Borrower to the Lender is valid and effective and has been registered with the applicable Czech Companies Register;

     (b) the Additional CET 21 Shares have been validly and effectively transferred to the Lender;

     (c)  the Amendment is valid and effective;

     (d) all Interests Payments due and payable to the Lender hereunder have been paid to the Lender; and

     (e) the Borrower has complied with all (and is not in breach of any) of his obligations as provided in this Agreement.

9.4 Upon the occurrence of the Release Events, the Parties agree that the following conditions shall apply:

     (a) the Borrower shall have the right to all dividends, distributions or payments of whatever nature which are attributable, distributed or payable to the Borrower in connection with the Additional CET 21 Participation Interests;

     (b) notwithstanding Article 8.3, the Borrower shall continue to exercise all voting rights associated with the Additional CET 21 Participation Interests or interests in any successor entity thereof only as directed by the Lender;

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

     (c) the Lender, as a participant in CET 21 s.r.o., shall have a veto right over any decision of whatever nature which is to be taken by the participants' meeting of CET 21 s.r.o.;

     (d) only the Lender shall be given a right of first refusal to purchase or obtain the Additional CET 21 Participation Interests from the Borrower;

     (e) the Borrower shall be able to sell, transfer or otherwise dispose of the Additional CET 21 Participation Interests only to the Lender (or to any entity as designated by the Lender) and shall not (without the prior written consent of the Lendor which consent may be withheld or granted by the Lendor in its sole discretion) nor enter into agreements to pledge, hypothecate, sell, transfer, bequeath, will or otherwise dispose of the Additional CET 21 Participation Interests;

     (f) in the event of the Borrower's death or incapacitation, (y) the Additional CET 21 Participation Interests shall immediately be transferred from the Borrower to the Lender (or to any entity as designated by the Lender) for a purchase price equal to the nominal value of such participation interests and (z) the Lender shall have the right to utilize (and date) the Security Documents in order to carry out such transfer.

9.5 In the event that the Borrower violates any of his obligations as provided in Article 9.4, the Borrower agrees:

     (a) to pay to the Lender a penalty amount equal to $20,000,000 U.S. dollars; and

     (b) immediately to transfer, and to take all actions required to transfer, to the Lender (or such entity as designated by the Lender) the Additional CET 21 Participation Interests; the Lender may utilize (and date) the Security Documents in order to carry out such transfer.

9.6  The Lender shall pay the Fee to such account as designated by the Borrower.

9.7 The provisions of this Article 9 shall survive the termination of this Agreement.

10.  EVENTS OF DEFAULT AND LENDER'S RIGHTS

10.1 The following shall constitute an Event of Default in relation to the Loan:

     (a) a breach by the Borrower of any of its obligations hereunder, including, without limitation, a breach by the Borrower of any undertakings or representations in Articles 8, 9 or 11;

     (b) a breach by the Borrower of any of its obligations under the CET 21 Participation Interest Agreements, the CET 21 Share Agreements or any of the Security Documents;

     (c)  a failure by the Borrower to repay the Loan Amount when due;

     (d)  the Lender does not receive an Interest Payment as provided in Article
          6;

     (e) any of the Security Documents, the CET 21 Participation Interest Agreements or the CET 21 Share Agreements become invalid or unenforceable;

     (f) the Borrower's failure to adhere to instructions of the Lender on voting in the general meetings of CET 21 s.r.o., CET 21 a.s. or CNTS;

     (g) the Borrower files for bankruptcy, dies or becomes incompetent, or a party files a bankruptcy or similar petition against the Borrower.

10.2 The Borrower agrees that any Event of Default hereunder shall be deemed an event of default and material breach by the Borrower of its obligations under all other agreements or contracts which the Borrower has entered into (or will enter into) with the Lender or with any subsidiary or affiliate of the Lender, hereby (i) providing the Lender with the right to terminate such agreements and contracts and (ii) effectively amending such agreements or contracts. Any such subsidiary or affiliate shall be deemed a third party beneficiary of this Article 10.2.

10.3 Upon the occurrence of any Event of Default, the Lender may, in its sole discretion:

     (a) notify the Borrower that the balance of the Loan Amount outstanding and all other sums payable under this Agreement are immediately due and payable ("Default Notice"), whereupon with the giving of such Default Notice the balance of the Loan Amount outstanding and all other sums payable under this Agreement shall be immediately due and payable by the Borrower; or

     (b) exercise any of its rights under, and use, the Security Documents, including the right to date and use any undated Security Documents; or

     (c) exercise any other remedies or rights available to Lender under any applicable law.

10.4 Borrower's repayment obligation with respect to the Loan Amount shall be extinguished at such time as (i) the Lender acquires the Additional CET 21 Participation Interests by operation of the provisions of a Security Document or otherwise, (ii) CET 21 s.r.o. still has the Target CNTS Participation Interest and (iii) the Borrower or any other party has no right (whether direct or indirect) to acquire the Target CNTS Participation Interest from CET 21 s.r.o.

11.  UNDERTAKINGS; REPRESENTATIONS AND WARRANTIES

11.1 The Borrower undertakes and covenants to the Lender that he shall:


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

     (a) notify the Lender of all correspondence and documents received by the Borrower which concern the Additional CET 21 Participation Interests, the Additional CET 21 Shares and the Target CNTS Participation Interest and permit the Lender and/or any professional advisers appointed by the Lender to examine such correspondence;

     (b) promptly inform the Lender of the occurrence or prospective occurrence of any Event of Default or any events or circumstances which could materially and adversely affect the financial condition of the Borrower or his ability to perform its obligations under this Agreement or the Security Documents.

11.2 Upon the request of the Lender, the Borrower shall provide the Lender with all documents or correspondence in the Borrower's possession relating to the Additional CET 21 Participation Interests, the Additional CET 21 Shares or the Target CNTS Participation Interest.

11.3 The Borrower represents and warrants to the Lender (as of the Effective Date and during the Loan Term) that (i) he has the full legal capacity to enter into this Agreement and perform his obligations hereunder and (ii) he is not subject to any bankruptcy petitions or proceedings or other legal actions which may adversely affect his ability to carry out his obligations hereunder.

12.  INDEMNITY

The Borrower agrees to indemnify and hold harmless the Lender from and against any and all liabilities, claims, damages, penalties, costs and expenses of whatever nature (including, without limitation, reasonable attorneys' fees and expenses incurred in connection with enforcing any rights hereunder or under the Security Documents) arising out of the Borrower's failure to comply with the terms of this Agreement or any Security Document.

13.  AMENDMENT, WAIVER AND SEVERABILITY

13.1 Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by the Lender.

13.2 If any provision of this Agreement is invalid, ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining provisions. The Parties agree that should any provision of this Agreement be invalid or unenforceable, they shall promptly enter into good faith negotiations to amend such provision in such a way that, as amended, it is valid and legal and to the maximum extent possible carries out the original intent of the Parties as to the issue or issues in question.

13.2 The failure of the Lender to exercise any right or power given to it under this Agreement or to insist upon strict compliance with the terms of this

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

     Agreement by the other Party, shall not constitute a waiver of the terms and conditions of this Agreement with respect to any subsequent breach thereof, nor a waiver by the Lender of its rights at any time thereafter to require strict compliance with all the terms of this Agreement.

14.  ASSIGNMENT

The Lender may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Borrower. The Borrower shall not, without the prior written consent of the Lender, assign or transfer any of its rights and/or obligations under this Agreement, such consent to be withheld or granted by the Lender in its sole discretion.

15.  GOVERNING LAW, DISPUTE RESOLUTION AND INTERPRETATION

15.1 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands without giving effect to the conflicts of laws provisions thereof.

15.2 All disputes, controversies or claims arising out of or in connection with this Agreement shall be finally settled in accordance with the UNCITRAL Arbitration Rules in force as of the Effective Date; provided, however, that the Lender, and only the Lender, may in its sole discretion elect to commence legal action against the Borrower in the courts (or other relevant tribunal or forum) of the Czech Republic and the Borrower hereby submits to the jurisdiction of such Czech courts, tribunals or forums. For the avoidance of doubt, the Borrower hereby waives any right to commence legal or equitable action arising out of or in connection with any dispute, controversy or claim arising out of or in connection with this Agreement in any forum, court or tribunal other than by arbitration in Amsterdam as provided in this Article 15.

15.3 There shall be three arbitrators. The appointing authority shall be the President of the Amsterdam Chamber of Commerce. If the appointing authority refuses to act or fails to appoint an arbitrator within 30 days of the receipt of the parties' request therefor, any party may request the Secretary-General of the Permanent Court of Arbitration at the Hague to designate an appointing authority.

15.4 The language of arbitration proceedings shall be English; all submissions and awards in relation to the arbitration shall be conducted in English. The place of arbitration shall be Amsterdam.

15.5 This Agreement is executed in six original copies in the English language, with six copies for each Party.

15.6 The provisions of this Article 15 shall survive the expiration or termination of this Agreement.


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

16.   NOTICES

All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or on the day of being sent by telecopy or overnight courier service:

     (a)  to the Lender at:

          CME  Media Enterprises B.V.
          Leidseplein 29
          Amsterdam, the Netherlands

          with a copy to:

          CME Group
          18 D'Arblay Street
          London W1V 3FP
          United Kingdom
          Facsimile: 44-171-292-7901

          (b)  to the Borrower at:

          PhDr. Vladimir Zelezny
          Sibeliova 45
          Praha 6, Czech Republic

or at such other address and telecopy number as either Party may designate by written notice to the other Party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the Effective Date.

CME Media Enterprises B.V.                PhDr. Vladimir Zelezny


     /s/Leonard M. Fertig                    /s/Vladimir Zelezny
     ----------------------                ----------------------
By:     Leonard M. Fertig


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